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[LOGO OF JOHN HANCOCK]          Application Supplement for Investment
                                Allocation and Investor Suitability
                                John Hancock Life Insurance Company of New York (hereinafter referred to as The Company)

Service Office:
COLI Unit
197 Clarendon Street            . This form is part of the application for life
Boston, Massachusetts 02117       insurance.
Policy No. (for Internal        . Print and use black ink. Any changes must be
Use Only)                         initialed by the Owner.

Proposed Life Insured              Owner

Name   First    Middle     Last    Name First     Middle        Last
       JOHN       M.       DOE          ABC COMPANY

Investment Allocation of Net Premiums - Indicate the percentages of net premium allocation below (must be whole numbers). Total must be 100%.
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AGGRESSIVE GROWTH PORTFOLIOS           GROWTH PORTFOLIOS                         INCOME PORTFOLIOS
_____% Science & Technology            _____% Quantitative Mid Cap               _____% High Yield
_____% Pacific Rim                     _____% Mid Cap Index                      _____% U.S. High Yield Bond
_____% Health Sciences                 _____% Mid Cap Core                       _____% Strategic Bond
_____% Emerging Growth                 _____% Global                             _____% Strategic Income
_____% Small Cap Growth                _____% Capital Appreciation               _____% Global Bond
_____% Emerging Small Company          _____% American Growth                       25% Investment Quality Bond
_____% Small Cap                       _____% U.S. Global Leaders Growth         _____% Total Return
_____% Small Cap Index                 _____% Quantitative All Cap               _____% American Bond
_____% Dynamic Growth                  _____% All Cap Core                       _____% Real Return Bond
_____% Mid Cap Stock                   _____% Blue Chip Growth                   _____% Bond Index B
_____% Natural Resources               _____% U.S. Large Cap                     _____% Core Bond
_____% All Cap Growth                  _____% Core Equity                        _____% Active Bond
_____% Strategic Opportunities         _____% Strategic Value                    _____% U.S. Government Securities
_____% Financial Services              _____% Large Cap Value                    _____% Short Term Bond
_____% International Opportunities     _____% Classic Value
_____% International Small Cap         _____% Utilities                          CONSERVATIVE PORTFOLIO
_____% International Equity Index B    _____% Real Estate Securities              25% Money Market B
_____% Overseas Equity                 _____% Small Cap Opportunities
_____% American International          _____% Small Cap Value
_____% International Value             _____% Small Company Value
_____% International Core              _____% Special Value                      LIFESTYLE PORTFOLIOS
                                       _____% Mid Value                          _____% Lifestyle Aggressive
                                       _____% Mid Cap Value                      _____% Lifestyle Growth
                                       _____% Value                              _____% Lifestyle Balanced
                                       _____% All Cap Value                      _____% Lifestyle Moderate
                                                                                 _____% Lifestyle Conservative
                                       GROWTH & INCOME PORTFOLIOS
25% FIXED ACCOUNT                      _____% Growth & Income
NOTE: Liquidity restrictions apply     _____% 500 Index B
      when % Total Stock Market        _____% Fundamental Value
      Index allocating funds to the    _____% U.S. Core
      Fixed Account.                   _____% Large Cap
                                       _____% Quantitative Value
OTHER PORTFOLIO                        _____% American Growth - Income
_______% _________________________     _____% Equity - Income
                                       _____% American Blue Chip Income & Growth
                                       _____% Income & Value
                                          25% Managed
                                       _____% PIMCO VIT All Asset
                                       _____% Global Allocation

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(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY.
All rights reserved.
CP3111NY (05/2006)

                                  Page 1 of 2

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Investor Suitability - These questions apply to the OWNER of the policy. All questions must be answered.

1. Have you received a current prospectus for the policy [X] Yes [ ] No applied for?
   Date of prospectus  mmm   dd   yyyy     Date of supplement   mmm | dd |  yyyy
                       MAY   01   2006                          ____|____|______

2. I UNDERSTAND THAT UNDER THE APPLIED FOR POLICY:
   (A) THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED.
   (B) THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE COVERAGE, AND THE POLICY/ACCOUNT VALUE, MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY/ACCOUNT VALUES AND CASH SURRENDER VALUES ARE AVAILABLE ON REQUEST.
   (C) THE ENTIRE INVESTMENT COULD BE LOST BECAUSE OF THE PERFORMANCE OF THE INVESTMENT FUND AND IN THE ABSENCE OF ADDITIONAL PREMIUM PAYMENT, THE INSURANCE COVERAGE COULD LAPSE.

3. With the above in mind, is the policy in accord with your insurance
   objectives and your anticipated financial needs?    [X] Yes [ ] No

4. PURPOSE OF INSURANCE    [ ] Deferred compensation   [X] Keyman
                           [ ] Other: __________________________________________

Signatures

Signed at    City        State         This    Day of                  Year

______________________________________ ______  _______________________ _________
Witness                                Signature of Owner

x                                       x
______________________________________ _________________________________________

(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
CP3111NY (05/2006)

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